UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	[ ]

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ENTERPRISE FINANCIAL SERVICES CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC
CLAYTON, MISSOURI 63105

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Enterprise Financial Services Corp will be held at the Donald Danforth Plant Science Center, 975 North Warson Road, St. Louis, MO 63132 on Wednesday, May 8, 2013, at 4:00 p.m. local time, for the following purposes:

1. The election of 12 directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement.
4. Proposal C, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.
5. Proposal D, approval of the 2013 Stock Incentive Plan.

The Board of Directors has fixed the close of business on March 15, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting. You have three options for voting your shares:
1. vote via the Internet,
2. vote via the telephone or
3. complete and return the proxy card sent to you.

 For Internet or telephone voting, instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Noel J. Bortle, Secretary
Clayton, Missouri
March 26, 2013

ENTERPRISE FINANCIAL SERVICES CORP

150 NORTH MERAMEC

CLAYTON, MISSOURI 63105

PROXY STATEMENT

These proxy materials are delivered by the Board of Directors of Enterprise Financial Services Corp (the “Company” or “EFSC”), in connection with the solicitation of proxies to be voted at the 2013 Annual Meeting of Stockholders or any adjournment or postponement thereof. The meeting will be held at the Donald Danforth Plant Science Center, 975 North Warson Road, St. Louis, MO 63132 on Wednesday, May 8, 2013 at 4:00 p.m. local time.

This Proxy Statement and the proxy card were first mailed to stockholders on or about March 26, 2013.

QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS

What may I vote on?

1. The election of 12 directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and have qualified.
2. Proposal A, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.
3. Proposal B, an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement.
4. Proposal C, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.
5. Proposal D, approval of the 2013 Stock Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE
NOMINEES NAMED HEREIN, A VOTE IN FAVOR OF PROPOSALS B, and D, AND A VOTE IN FAVOR OF “1 YEAR” FOR PROPOSAL C. THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL A.

Who can vote at the meeting? Our Board of Directors has set March 15, 2013 as the record date for the Annual Meeting. All stockholders who owned our common stock at the close of business on the record date may attend and vote at the Annual Meeting. On the record date, there were 18,065,907 shares of common stock outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares? If your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered a stockholder of record and the beneficial owner of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company, or to vote in person at the meeting. You may submit your ballot by mail, over the internet at www.proxyvote.com, or via the telephone at 1-800-690-6903.

If your shares are held in a stock brokerage account or by a bank, you are still considered the beneficial owner of those shares, but your shares are said to be held in “street name.” Generally, only stockholders of record may vote in person at the meeting. If your shares are held in street name, you will receive a form from your broker or bank seeking instruction as to how your shares should be voted. If you desire to vote shares held in street name in person at the meeting, you need to contact your broker and ask how to obtain a “legal proxy” to directly vote such shares.

Internet Availability of Proxy Solicitation and Other Annual Meeting Materials. Rules adopted by the U.S. Securities & Exchange Commission, or SEC, permit us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. These rules help us lower the cost of conducting our annual meeting by reducing costs associated with printing and postage.

We will begin mailing the required Notice of Internet Availability of Proxy Materials to stockholders on or about March 26, 2013. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains the following important information:

•	The date, time and location of the annual meeting;

•	A brief description of the matters to be voted on at the meeting;

•	A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

Can I change my vote? Yes. If you are the stockholder of record, you may revoke your proxy at any time before the Annual Meeting by:
• entering a new vote by Internet or telephone;
• returning a later-dated proxy card;
• sending written notice of revocation to the Secretary of the Company; or
• attending the Annual Meeting and voting by ballot.

To change your vote for shares you hold in street name, you will need to follow the instructions provided by your broker or bank.

How are shares of Common Stock voted at the meeting? Each holder of common stock is entitled to one vote for each share of common stock held with respect to each matter to be voted upon; provided, however, that cumulative voting is available for the election of directors.

All shares of common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If no contrary instructions are indicated, proxies will be voted FOR the election of the Board's director nominees, FOR approval of Proposals A, B, and D, and “1 Year” for Proposal C.

What does cumulative voting in the election of directors involve? Under cumulative voting, each stockholder is entitled to cast a number of votes equal to the number of shares held by such stockholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the stockholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director, which effectively means that the twelve persons receiving the most votes will be elected as directors. Shares held by a stockholder who elects to withhold authority to vote for all nominees will not participate in the election for directors but will be present for other quorum and business purposes. A stockholder who withholds authority to vote for one or more (but less than all) director nominees will be deemed to have elected to allocate all his votes equally among all remaining director nominees. Notwithstanding the foregoing, the proxies have, and may exercise, authority to cumulate and allocate votes among the nominees, including to allocate votes from other stockholders to vote in favor of the nominees as to which the “withholding stockholder” has withheld authority. If any other proposals were to come before the meeting, each stockholder would be entitled to one vote for each share of common stock held by such stockholder.

How many votes are required to adopt the other proposals? The proposals, other than the election of directors, will be adopted if a majority of the votes cast on the respective proposal are in favor.

How do I vote if my shares are held in a benefit plan? If you are a current or former employee of the Company or one of its subsidiaries and you have any portion of your investment funds allocated to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan ("Savings Plan"), you may instruct the Savings Plan’s trustees how to vote the shares of common stock allocated to your account under the Savings Plan. You will instruct the voting of your stock in the same manner as other stockholders, i.e., by submitting your voting instructions by telephone or through the Internet or by requesting a proxy card to sign and return. Please see the Notice of Internet Availability of Proxy Materials we sent to you or this proxy statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock you hold in the Savings Plan must be returned by 11:59 p.m. Eastern Time on May 3, 2013.

What if I don’t give specific voting instructions or abstain?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted in favor of the election as directors of the nominees described in this proxy statement, for the other proposals except for Proposal C, and for “1 Year” for Proposal C. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

Under the rules of the New York Stock Exchange, which regulates stock brokers, Proposal A, the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, is considered a routine matter, and your brokerage firm or other nominee will be entitled to vote your shares in their discretion on this proposal even if you do not provide voting instructions to your broker or other nominee. However, the election of directors, Proposal B-the advisory (non-binding) vote to approve our executive compensation, Proposal C- the advisory (non-binding) vote on the frequency of the advisory vote on executive compensation, and Proposal D - the approval of the 2013 Stock Incentive Plan, are not considered routine matters, and brokers will not be permitted to vote on the election of directors or Proposals B, C, and D if beneficial owners fail to provide voting instructions. The shares that cannot be voted by brokers on non-routine matters are commonly referred to as “broker non-votes.”
Abstentions and broker non-votes (assuming a quorum is present) will have no effect on the election of directors or on the remaining matters to be considered at the meeting.

Who pays for this proxy solicitation? The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to solicitation by mail, proxies may be solicited in person or by telephone or by other means by the Company’s directors, officers or employees, who will not receive any additional compensation for solicitation activities. The Company has engaged Broadridge Financial Solutions, Inc., for a fee to be determined, to assist in the distribution and tabulation of proxies. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of common stock as of the record date.

________________________

The date of this Proxy Statement is March 26, 2013.

ELECTION OF DIRECTORS

The Board of Directors, upon recommendations of its Nominating and Governance Committee, has nominated for election the 12 persons named below. It is intended that proxies solicited will be voted for such nominees, in accordance with our cumulative voting structure as discussed above. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and officers of one or more of the Company’s subsidiaries, including Enterprise Bank & Trust (the “Bank”).

There are no family relationships between or among any directors or executive officers of the Company. Except as noted below, none of the Company’s directors or executive officers serves as a director of (i) any company other than EFSC that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (ii) any investment company registered under the Investment Company Act of 1940. Other than Mr. Benoist, all directors who served for any part of fiscal year 2012 have been determined to be independent for purposes of Rule 5605(a)(2) of the NASDAQ stock market.

Name of Nominee	Age	Director Since
Peter F. Benoist	65	2002
Michael A. DeCola	59	2007
William H. Downey	68	2002
John S. Eulich	62	2010
Robert E. Guest, Jr.	58	2002
Judith S. Heeter	63	2012
Lewis A. Levey	70	2005
Birch M. Mullins	69	1996
James J. Murphy, Jr.	69	2002
Brenda D. Newberry	59	2007
John M. Tracy	54	2010
Sandra A. Van Trease	52	2005

The biographies of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

James J. Murphy has been a director of the Company since 2002. Since 1982, Mr. Murphy has been the Chairman and Chief Executive Officer of Murphy Company, a mechanical specialty contracting firm. Mr. Murphy has been the Chairman of the Board of the Company since 2008 and served as the Lead Independent Director of the Company from November 2005 through May 2008. He is also a past chairman of the St. Louis Regional Business Council and is currently engaged in various community activities. Mr. Murphy has built a successful, private business and brings a long history of entrepreneurship which is the cornerstone of the Company's strategy of focusing on the banking and wealth management needs of privately-held businesses, their owner families and other success-minded individuals.

Peter F. Benoist has been a director of the Company since 2002. Since May 2008, Mr. Benoist has been the President and Chief Executive Officer of the Company. Mr. Benoist was the Executive Vice President and Chairman and Chief Executive Officer of the Bank from October 2002 through May 2008, and served as the Chairman of the Company’s Board from November 2005 through May 2008. Mr. Benoist was the Executive Director of the St. Louis Regional Housing and Community Development Alliance from 1999 through 2002. He has over thirty years of public company banking experience as an officer and director and has served on public company boards. Mr. Benoist brings deep knowledge of the Company and its business and is the voice of management on the Board.

Michael A. DeCola has been a director of the Company since 2007. Mr. DeCola is currently the Chief Executive Officer and has been the President and Chief Executive Officer of Mississippi Lime Company (calcium based chemical products) since 1999. Mr. DeCola serves on several private company boards in the St. Louis community and is the past chairman of the St. Louis Regional Business Council. He brings to the Board executive business experience and connections with the St. Louis business community.

William H. Downey has been a director of the Company since 2002. Mr. Downey served as President, Chief Operating Officer and director of Great Plains Energy Inc. (NYSE:GXP), an electric utility company from 2003 until his retirement on August 31, 2011. Mr. Downey was also the President and Chief Operating Officer of Great Plains Energy’s subsidiary, Kansas City Power & Light Company from 2003 and 2008, respectively and served as Chief Executive Officer from 2003 to 2008. In addition, he had served as President and Chief Operating Officer of Greater Missouri Operations, a subsidiary of Great Plains Energy since 2008. He joined the Board of Directors of BPL Global Inc (BPLG), a smartgrid technology company, in December, 2011. Mr. Downey is currently providing advisory services to the Kansas City water services department as an employee of Burns and McDonnell Engineering. Mr. Downey’s broad strategic experience and knowledge of operations along with his experience in a publicly traded utility company and the related experience in regulatory relations at both a federal and state level is an asset for the board.

John S. Eulich has been a director of the Company since March 11, 2010. Mr. Eulich has been the Chairman and Chief Executive Officer of Aspeq Holdings, Inc. (dba INDEECO), a manufacturing company, since 2005. He has been a member of the Enterprise Bank & Trust Board of Directors since July 2009. Since 2005, Mr. Eulich has also been a director of LMI Aerospace (NASDAQ: LMIA) where he currently serves as a member of LMIA’s Audit Committee and as the Chairman of LMIA’s Compensation Committee. In addition to his public company experience, he is a successful entrepreneur and familiar with the needs of privately held businesses. He also is engaged in the St. Louis community through various boards.

Robert E. Guest, Jr. has been a director of the Company since 2002. Since 2007, Mr. Guest has been a partner at The Affinity Law Group. Mr. Guest was a partner at Doster Mickes James Ullom Benson & Guest, LLC, a law firm, from 2005 through 2007, and prior to that he was a partner at the law firm of Benson & Guest LLP, from 1986 through 2005. Mr. Guest brings significant legal experience in commercial activities and merger and acquisitions. He is also very familiar with the St. Louis and Kansas City business communities.

Judith S. Heeter was appointed as a director by action of the Board on February 7, 2012. Since February 2011, Ms. Heeter has served as president of Pathfinder Consulting, LLC, a consulting company based in Mission Hills, Kansas which she founded. From 1990 to 2010, Ms. Heeter served as Director of Business Affairs and Licensing for the Major League Baseball Players Association. Also from 1989 until February 2011, Ms. Heeter was a partner with the law firm of Polsinelli Shugart P.C. Ms. Heeter currently serves on the Board of Directors of Missouri Employers Mutual Insurance Company, serving as Chairman since December 2011. She also serves on several non-public boards in the Kansas City metro area. Ms. Heeter brings a variety of executive and legal experience to the Board, including having practiced as an attorney for over 30 years. She is experienced in negotiating and implementing strategic business transactions and reorganizations. She also has a significant business network within the Kansas City community.

Lewis A. Levey has been a director of the Company since 2005. Since 1997, Mr. Levey has been the Chairman and Chief Executive Officer of Enhanced Value Strategies, Inc., a real estate consulting company. Mr. Levey serves as Trust Manager (Director) and Lead Independent Trust Manager of Camden Property Trust, a REIT focused on multi-family residential housing (NYSE: CPT). He brings expertise in local and national commercial real estate development and public company governance. Mr. Levey is also involved in various not-for-profit and philanthropic initiatives, principally in the St. Louis area.

Birch M. Mullins has been a director of the Company since 1996. He has been the President of Baur Properties, a real estate investment company, since 1988. Mr. Mullins is a successful real estate developer and brings expertise in St. Louis commercial real estate.

Brenda D. Newberry has been a director of the Company since 2007. Ms. Newberry is the Chief Executive Officer of Nesher, LLC, a business and leadership consulting firm, since 2010. She is the retired Chairman of The Newberry Group, a global IT company she founded in 1996. She was the Chairman and Chief Executive Officer from 2006 through 2009 when she appointed a successor CEO while remaining Chair until 2010, and was President and Chief Executive Officer from 1996 through 2005. Ms. Newberry has been a director of The Laclede Group, a natural gas distribution company, (NYSE: LG), since 2007 and has served on that company’s Audit, Compensation and Investment Review committees. Ms. Newberry started, built and sold a successful, privately-held business after serving in the United States Air Force for 6 years, a major defense contractor for 5 years and MasterCard

International for 12 years, where she served in positions ranging from technology specialist to a global VP of a profit and loss business unit. She is also very active in the St. Louis community, especially programs encouraging education, as well as, youth and minority development. Ms. Newberry’s experience in global operations combined with her entrepreneurial background and service on other publicly-traded company boards provides a broad and valuable perspective to our Board.

John M. Tracy has been a director of the Company since March 11, 2010. Mr. Tracy has been the Chief Executive Officer of Dot Foods, a food distribution company, since 2006. He has been employed by Dot Foods since 1980 and has held several positions in the organization including sales, marketing and operations. Mr. Tracy serves on several private company boards in the St. Louis metro area. He is a member of the St. Louis Regional Business Council. Mr. Tracy’s experience leading a successful, privately-held business provides entrepreneurial perspective. In addition, he brings his experience in and perspective of the Illinois markets of the St. Louis area.

Sandra A. Van Trease has been a director of the Company since 2005. Since 2004, Ms. Van Trease has been the Group President of BJC HealthCare, a not-for-profit operator of hospitals and the largest healthcare institution is the St. Louis area. Ms. Van Trease was President and Chief Executive Officer at UNICARE, an operating unit of Well Point Inc., a health insurance company, from 2002 through 2004, and she was President, Chief Financial Officer and Chief Operating Officer of RightChoice, a health insurance company, from 2000 through 2002. Ms. Van Trease has been a director of Peabody Energy (NYSE: BTU) since 2002, where she has served as a member of their Audit Committee since 2002 and a member of their Health, Safety, Security and Environmental Committee and Nominating and Governance Committee since 2010. Ms. Van Trease is also a Certified Public Accountant. Ms. Van Trease’s executive management and experience at these institutions together with her service on other publicly-traded company boards and strong community service make her a valued advisor and highly qualified to serve on our board and its committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
INDIVIDUALS LISTED ABOVE FOR ELECTION AS DIRECTORS OF THE COMPANY.

BOARD AND COMMITTEE INFORMATION

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

All Committee members are appointed by the Board. In addition, the Board has established membership standards for each committee which requires that a certain number of committee members must be “independent directors,” as that term is defined in Rule 5605(a)(2) of the NASDAQ rules.

The Board met six times in 2012. All directors attended at least 75% of all meetings of the full Board and of those committees on which they served in 2012. The Company’s Board of Directors periodically held executive sessions of the members of the Board who met the then current standards of independence. Executive sessions of the Board were presided over by the Chairman. In 2013, the Board is scheduled to meet six times. While there is no formal policy concerning director attendance at the annual meeting, all members of the Board are encouraged to attend if reasonably able to do so. Ten of our twelve then current members of the Board attended the 2012 annual meeting.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to each of the Company’s non-employee directors during 2012.

	Fees Earned or Paid in Cash	Stock Awards	Total Annual Compensation
Name	($) (a)	($)	($)
Michael A. DeCola	37	28,213	28,250
William H. Downey	13,476	11,224	24,700
John S. Eulich	9,535	27,715	37,250
Robert E. Guest, Jr.	25,850	14,100	39,950
Judith S. Heeter	12,639	11,611	24,250
Lewis A. Levey	15,534	14,966	30,500
Birch M. Mullins	37	27,838	27,875
James J. Murphy, Jr.	505	49,995	50,500
Brenda D. Newberry	15,403	15,347	30,750
John M. Tracy	547	26,203	26,750
Sandra A. Van Trease	42	30,208	30,250

(a)	Includes fractional shares paid in cash.

In 2012, non-employee Directors received a $12,000 annual retainer and $1,000 per board meeting attended. For Committee service, the Chairpersons received an additional retainer as follows: Audit Committee ($10,000), Compensation Committee ($8,000) and Nominating and Governance Committee ($6,000). Non-Chairperson committee members receive $750 per committee meeting attended. Chairman Murphy receives only an annual fee of $50,000. Directors also receive attendance fees and stipends for service on the Board of Directors of Enterprise Bank & Trust and representing the holding company board on the Bank's advisory boards. In 2012, Mr. Eulich received cash fees of $9,500 for his service on the Bank's board of directors. Mr. Downey and Ms. Heeter received cash fees of $1,700 and $1,000, respectively, for their service on the Bank's Kansas City Regional Advisory Board. Mr. Guest received a stipend of $10,200 for his service as Chairperson of the Clayton Advisory Board, and $1,000 for his service on the Bank's Kansas City Regional Advisory Board.

Directors select whether to receive their holding company board compensation in 100% common stock or 50% cash/50% common stock. The shares are issued under a Stock Plan for Non-Management Directors, approved by the stockholders in 2006.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board of Directors is not in session, except to the extent limited by applicable Delaware law. The charter for the Executive Committee may be found in the investor relations section of the Company’s website at www.enterprisebank.com. All actions by the committee are reported at the next regular Board of Directors meeting. In addition, approved Executive Committee minutes are shared with all Directors. In 2012, the committee met five times.

The Committee consists of five non-employee directors who are “independent directors” as defined in the NASDAQ standards. For 2012, the independent members of the Executive Committee consisted of Directors Murphy (Committee Chairman), DeCola, Levey, Van Trease, and Tracy. The non-independent member of the Committee was Director Benoist.

AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors by reviewing all audit processes and fees, the financial information provided to the stockholders and the Company’s systems of internal financial controls. The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company’s independent registered public accounting firm (the “independent auditors”).

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, legal and regulatory compliance and the Company’s anonymous "whistleblower" reporting system. To satisfy these oversight responsibilities, the Committee separately meets regularly with the Company’s chief financial officer, the outsourced internal audit firm, Deloitte & Touche LLP and management. The Committee chair periodically meets between formal Committee meetings with the Company’s chief financial officer, the outsourced internal audit firm, and Deloitte & Touche LLP. The Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

All members of the Audit Committee meet the NASDAQ independence standards. In 2012, the Audit Committee consisted of Directors Van Trease (Committee Chairperson), Guest, Newberry, Levey, and Eulich. The Audit Committee met 13 times in 2012.

The Board of Directors has determined that Directors Guest and Van Trease satisfy the requirements of a “financial expert” as defined in Item 407(d)(5) of Regulation S-K and satisfy the definition of “financially sophisticated” under NASDAQ Rule 5605(c).

The Company’s Board has determined that none of the Directors on the Audit Committee have a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is, or have been for the past three years, an employee of the Company or the Bank, and none of their immediate family members is, or have for the past three years, been an executive officer of the Company or the Bank.

As noted in the Audit Committee’s charter, which is available on the Company’s website at www.enterprisebank.com, the Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors. The Audit Committee reassesses the adequacy of the charter on an annual basis.

The Audit Committee has considered whether the provision by Deloitte & Touche LLP of the services covered by the audit fees is compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it is compatible. The Audit Committee is responsible for pre-approving all auditing services and permitted non-auditing services to be performed by the Company’s independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be performed by the independent auditors, but must report any such approval to the full Audit Committee at the next regularly scheduled meeting.

The Report of the Audit Committee appears on page 36 of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending qualified director nominees for election at the stockholders’ annual meeting. The charter for the Nominating and Corporate Governance Committee may be found at the Company’s website at www.enterprisebank.com. The Committee also recommends membership on Board committees, is responsible for risks relating to management and Board succession planing, recommends corporate governance guidelines, and oversees an annual Board self-evaluation.

All members of the Committee meet the NASDAQ independence standards. Nominating and Corporate Governance Committee members for 2012 were Directors Tracy(Committee Chairman), Murphy, Newberry, and Heeter. The Committee met four times in 2012.

The Nominating and Corporate Governance Committee may consider candidates for Board membership coming to its attention through current Board members, search firms, stockholders and other persons. Suggestions for nominees from stockholders are evaluated in the same manner as other nominees. Any stockholder nomination must be submitted in writing to the Secretary,

Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri 63105 and should include the stockholder’s name, address and number of the Company’s shares owned by the stockholder along with the nominee’s name and qualifications in accordance with the procedures set forth in our bylaws, as described in Proposals of Stockholders on page 38. No stockholder has properly nominated anyone for election as a director at the Annual Meeting.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating and Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with EFSC, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate nominees for directors submitted by stockholders in the same manner in which it evaluates other director nominees.

Stockholders may communicate directly to the Board of Directors by sending a letter to the Board at: Enterprise Financial Services Corp Board of Directors, 150 North Meramec, Clayton, Missouri 63105. All communications directed to the Board of Directors will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee without any editing or screening.

COMPENSATION COMMITTEE

The Compensation Committee consists of Directors DeCola (Committee Chairman), Downey, Mullins and Murphy. The Compensation Committee met seven times in 2012. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ rules. The responsibilities of the Committee are set forth in its charter, which is available on the Company’s website at www.enterprisebank.com, and includes the responsibility for establishing, implementing and continually monitoring compliance with the Company’s compensation philosophy. Members of the Committee are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986. During fiscal year 2012, no Member was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Committee has retained its own compensation consultant and meets regularly with management and with outside counsel to understand the financial, human resources and stockholder implications of compensation decisions being made.

The Compensation Committee Report appears on page 17 of this Proxy Statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding our compensation programs, including our overall compensation philosophy, components of compensation that we provide, the objectives and intended incentives of these components, and a discussion of the compensation of the following named executive officers (our “Named Executive Officers”):

Name	Title	Age

Peter F. Benoist	President and Chief Executive Officer	65
Frank H. Sanfilippo	Executive Vice President and Chief Financial Officer	50
Stephen P. Marsh	Executive Vice President Chairman and Chief Executive Officer - Enterprise Bank & Trust	57
Richard C. Leuck	Executive Vice President Chief Operating Officer - Enterprise Bank & Trust	55
Scott R. Goodman	Executive Vice President, Director of Commercial Banking and Wealth Management - Enterprise Bank & Trust	49

Compensation Philosophy
Our goal is to be one of the highest performing companies in the financial services industry. To achieve that goal, we must provide exceptional leadership to develop talented and focused associates to deliver outstanding client service and provide value to our stockholders.

Our compensation philosophy is based on providing incentives for performance and management of risk. We develop and administer compensation programs consistent with the following principles:

•	Compensation will be based on clearly defined goals;

•	We will align compensation and variable incentives with measurable business results, appropriate risk management and increases in stockholder value;

•	Our compensation programs will be based on the implementation of our business plan;

•	We will compensate our associates in ways designed to attract, motivate and retain valuable performers;

•	We will provide fair and competitive compensation based on market data; and

•	We will implement programs that are easy to understand and administer.

Overview of the Compensation Program
The Compensation Committee of the Board of Directors (the “Committee”) administers the Company's executive compensation programs under the authority of its charter. The Committee has responsibility for establishing, implementing and continually monitoring compliance with the Company's compensation philosophy.

The Committee has overall responsibility relating to compensation for the directors and officers and other associates and delegates certain of those functions to management. In the case of Named Executive Officers, the Committee establishes and reviews all aspects of base salaries, short-term incentives, and long-term incentives, including the establishment or approval of measurement metrics. With respect to executives below this level, the Committee reviews management's recommendations for the aspects named above. In the case of the non-executive associate population, the Committee reviews, approves, and monitors methods of generally administering compensation practices. The Committee retains oversight over compensation programs that are delegated to management, including evaluating compensation practices to determine that they do not encourage inappropriate risk to the Company.

Annual Shareholder Approval of Executive Compensation Practices. On an annual basis, we submit to our stockholders a non-binding advisory resolution approving our executive compensation practices. In every vote, our executive compensation practices have received the approval of our stockholders. In 2012, 98% of votes cast were voted for approval of our executive compensation practices. This vote is advisory and not binding upon the Committee, however the Committee takes the outcome of this vote into consideration in making executive compensation decisions.

Committee Agendas, Scheduling, and Keeping of the Minutes. The Committee Chairman, with input from the Committee, works with the Company's Senior Vice President of Human Resources,in preparing the agenda and calendar for the year. The Corporate Secretary takes minutes of the Committee's meetings. The Committee reviews and approves all minutes. The minutes are shared with the full Board upon approval.

Compensation Consultant. Two consultants, Klemm & Associates and Pay Governance, were used in 2012. The consultants do not own any securities of the Company, nor do the consultants have any other business relationships with the Company or other individual associates.

The Committee decides the nature and scope of the compensation consultants' assignments and the Chairman of the Committee, with the Senior Vice President of Human Resources, approves the budget and invoices relating to consultants. The consultants' work for the Committee includes:

Klemm & Associates

•	Consulting with respect to administration of grants made under the Long-Term Incentive Plan for the 2009-2011 and the 2010-2012 performance periods.

Pay Governance

•	Consulting with respect to administration of and accounting for all grants made under the Long-Term Incentive Plan after the 2010-2012 performance period;

•	Structuring grants made under the Company's Long-Term Incentive Plan for the 2012-2014 performance period;

•	Providing business and technical advice on executive compensation matters;

•	Discussing and making certain recommendations on specific pay programs and pay levels for executives; and

•	Structuring the Company's Short-Term Incentive Plan.

In 2012, the consultants did not provide services to the Company other than with respect to executive compensation.

Performance Reviews. Each of our executive officers performs an annual self-evaluation of his or her performance. Our Chief Executive Officer conducts performance evaluations or has final approval over performance evaluations for the other Named Executive Officers. The Executive Committee conducts the annual performance evaluation of our Chief Executive Officer and reports the results of the evaluation, including the Chief Executive Officer's leadership rating to the Compensation Committee. The performance review of our Chief Executive Officer is based on the financial performance of the Company, the increase in stockholder value, growth in the human capital of the organization, the continued reinvestment and improvement of the Company's product offerings, input from the outside members of the Board of Directors and the Company's overall management of risk. The Committee discusses the Chief Executive Officer evaluation without the Chief Executive Officer being present and a Committee member presents the Committee's recommendations for executive officer compensation to the full Board of Directors.

Peer group Comparison of Compensation. The Committee uses competitive data to compare its compensation levels to a group of peer companies with respect to the following elements of compensation for Named Executive Officers:

•	Base salary;

•	Short-term annual incentives;

•	Equity compensation elements such as stock options and restricted stock; and

•	Other elements that to date have been reported publicly under SEC rules.

The Committee does not set rigid benchmarks for compensation of Named Executive Officers. The Committee's objective is to offer total target compensation for Named Executive Officers that is competitive with the Company's peers. The Committee evaluates the competitiveness of the Company's executive compensation by comparisons to the peer group, including median compensation for executives having comparable responsibility at financial institutions of comparable asset size. As the Company's size and operations change, the Committee will evaluate, with the advice of its compensation consultants, whether changes should be made to the peer group.

In 2012, our peer group consisted of the following 24 component companies:

Arrow Financial Corporation	Lakeland Financial Corp.
Bank of the Ozarks, Inc.	MidWest One Financial Group, Inc.
BNC Bancorp	Pinnacle Financial Partners Inc.
Cardinal Financial Corp.	QCR Holdings Inc.
CoBiz Financial Inc.	Republic Bancorp Inc.
Eagle Bancorp, Inc.	Simmons First National Corporation
Fidelity Southern Corporation	Southside Bancshares Inc.
Financial Institutions Inc.	Southwest Bancorp Inc.
First Financial Bankshares Inc.	StellarOne Corporation
First of Long Island Corp.	Suffolk Bancorp
Heartland Financial USA Inc.	SY Bancorp Inc.
Home Bancshares, Inc. (Conway, AR)	Tompkins Financial Corp.

In addition to comparisons to the peer group, and in the interest of taking internal equity into account, the Committee examines the relationship of one Named Executive Officer's total compensation and sub-elements to other Named Executive Officers.

Compensation Restrictions Under the United States Treasury Capital Purchase Program
As discussed in more detail below, for most of fiscal year 2012, the Company was subject to executive compensation restrictions imposed by the Capital Purchase Program (“CPP”) sponsored by the United States Treasury.

On November 7, 2012, the Company redeemed all of the outstanding Series A Preferred Stock held by the Treasury. Upon the redemption of the Series A Preferred Stock, many of the CPP executive compensation restrictions ceased to apply to the Company. However, the Company's compensation practices will be affected by certain CPP executive compensation restrictions which survive the redemption, such as the prohibition on paying bonuses that the Company was prohibited from accruing during the period that the Series A Preferred Stock was outstanding.

Compensation Components
Our executive compensation consists of three components:

•	base salary,

•	short-term annual incentive awards, and

•	long-term equity incentive compensation.

We also provide modest levels of perquisites, described later, to our Named Executive Officers. Named Executive Officers may elect to participate in a Deferred Compensation Plan that is available to certain other executives as well. We do not provide any executive benefits in the form of supplemental executive retirement plans, top hat plans, or special health care plans. Named Executive Officers also participate in other associate benefit programs that are provided or available to the general associate population such as health care, disability, life insurance and a defined contribution plan. These programs are described later. The Summary Compensation Table on page 21 provides additional information.

Base Salaries. We use base salary to recognize and take into account requisite competencies, experience, and knowledge that we believe our Named Executive Officers must possess. In setting base salaries, the Committee considers the Named Executive Officer's experience, the difficulty that might be encountered in replacing the Named Executive Officer, and how limited the pool of qualified people might be.

The Committee uses comparisons to the peer group to set competitive levels of base salary for Named Executive Officers.

With recommendations from the Chief Executive Officer and the Senior Vice President of Human Resources, the Committee annually reviews Named Executive Officer base salaries based on individual and Company performance, the individual's level of responsibility, peer group competitive data, internal equity considerations, compensation history, and terms and conditions of each Named Executive Officer's employment agreement.

Based on these factors, in 2012, the Committee approved increases in rates of base salaries for the Company's Named Executive Officers as follows:

Mr. Benoist     -    0%
Mr. Marsh    -    2%
Mr. Goodman*    -    9%
Mr. Leuck    -    2%
Mr. Sanfilippo    -    0%

* Mr. Goodman's adjustment included an increase due to his promotion to the position of Executive Vice President, Director of Commercial Banking and Wealth Management.

Short-Term Annual Incentives. We use short-term incentive programs to drive an executive's performance in a given year by focusing on key goals. Our short-term incentive program sets a threshold, target and exceptional level of short-term incentive awards that a Named Executive Officer is eligible to earn. In the first quarter of each year, our Chief Executive Officer and the Senior Vice President of Human Resources, with the input of other members of management where appropriate, present proposed Named Executive Officer performance grids to the Committee for review and approval. For each of these Named Executive Officers, the Chief Executive Officers of the Company and the Bank review the goals and set the potential incentive amounts for each goal and performance level. The relative importance of each goal to all goals is determined. The relative weighting determines potential incentive payments for each goal. The Committee uses comparisons to the Company's peer group to determine levels of threshold, target, and exceptional goal payments.

For performance below threshold level of any goal, there is no payment. Payout for performance falling between the threshold, target and exceptional levels is determined using straight-line interpolation. The Committee retains discretion to make awards above the exceptional level amount if actual performance exceeds exceptional level goals.

Short-term annual incentives for 2012 were payable in cash, to the extend permitted by the CPP executive compensation standards. For executives who are prohibited from receiving any portion of their cash bonus under CPP rules, the Company will award shares of restricted stock that qualify as “long term restricted stock” under the rules.

The Company's short-term incentive program utilizes four goals for each of the Company's Named Executive Officers. The Committee believes these goals encourage performance in critical areas and align executives' incentives with the Company's stockholders. The Committee believes these goals promote efficient operations, profitability, prudent growth and effective risk management. The table below sets forth the threshold, target and exceptional level performance goals used in setting short term incentive awards for each of our Named Executive Officers under the 2012 Short-Term Incentive Plan. The minimum target amount of short-term annual incentives for Mr. Benoist is set forth in his employment agreement.

	% Weight		Goals (1)
	At Target	Threshold	Target	Exceptional	Actual
Peter F. Benoist
Earnings per share	40%	$1.05	$1.12	$1.20	$1.37
Asset Quality (1)	20%	45%	40%	30%	33%
Fee Income (2)	20%	$13,000	$14,000	$16,000	$14,594
Leadership Rating (3)	20%	2.0	3.0	4.0	3.5
Value	100%	$83,750	$167,500	$251,250	$226,628
				% of Target	135%

Frank H. Sanfilippo
Earnings per share	40%	$1.05	$1.12	$1.20	$1.37
Asset Quality (1)	20%	45%	40%	30%	33%
Fee Income (2)	20%	$13,000	$14,000	$16,000	$14,594
Leadership Rating (3)	20%	2.0	3.0	4.0	3.5
Value	100%	$33,750	$67,500	$101,250	$91,328
				% of Target	135%

Stephen P. Marsh
Earnings per share	40%	$1.05	$1.12	$1.20	$1.37
Asset Quality (1)	20%	45%	40%	30%	33%
Fee Income (2)	20%	$13,000	$14,000	$16,000	$14,594
Leadership Rating (3)	20%	2.0	3.0	4.0	3.0
Value	100%	$46,875	$93,750	$140,625	$122,156
				% of Target	130%

Richard C. Leuck
Earnings per share	40%	$1.05	$1.12	$1.20	$1.37
Fee Income (2)	20%	$13,000	$14,000	$16,000	$14,594
Branch Network Rationalization (4)	20%	2.0	3.0	4.0	3.5
Leadership Rating (3)	20%	2.0	3.0	4.0	3.0
Value	100%	$36,750	$73,500	$110,250	$94,058
				% of Target	128%

Scott R. Goodman
Earnings per share	40%	$1.05	$1.12	$1.20	$1.37
Asset Quality (1)	20%	45%	40%	30%	33%
Fee Income (2)	20%	$13,000	$14,000	$16,000	$14,594
Leadership Rating (3)	20%	2.0	3.0	4.0	3.5
Value	100%	$37,500	$75,000	$112,500	$99,840
				% of Target	133%

(1)
The "Asset Quality" goal is measured by calculating the "classified assets" of the Company's banking subsidiary (excluding assets under FDIC loss-share agreements) as a percent of equity capital and reserves.

(2)	The "Fee Income" goal is measured by revenues from the Company's trust, private banking, international, mortgage, new market tax credits, and treasury services.

(3)
The "Leadership Rating" goal consists of a rating of between zero and four points. Each performance review consists of separate subjective criteria based on the position and responsibilities of the Named Executive Officer, including leadership. A portion of Mr. Sanfilippo's subjective performance evaluation is based on an assessment by the Chairperson of the Audit Committee and the Chief Executive Officer of the effectiveness of the Company's overall risk management procedures and processes. In determining this rating, the Chairperson of the Audit Committee and the Chief Executive Officer consider factors such as the Company's risk assessment process, internal controls over financial reporting, including the existence of any significant deficiencies or material weaknesses in such controls, and disclosure controls and procedures.

(4)
The "Branch Network Rationalization" goal was a subjective rating based on improvements in branch performance, including in areas of profitability, client service, client diversity and core deposit generation.

Long-Term Incentive Compensation. Our objectives for long-term incentive compensation for our Named Executive Officers include:

•	Aligning incentives with increases in stockholder value;

•	Using long-term incentives to attract and retain exceptional talent;

•	Encouraging the long-term view in management decision making;

•	Using long-term incentives as a tool to define, encourage, and promote high performance; and

•	Align our Named Executive Officer's long term incentives with the risk-reward structure of the Company.

Our Long Term Incentive Plan primarily uses restricted stock units (“RSUs”) or shares of restricted stock, while reserving the ability to grant stock options or stock settled appreciation rights (“SSARs”) in certain circumstances.

We believe the Long-Term Incentive Plan provides our Named Executive Officers and other key associates with incentives for long term performance and prudent risk-management because:

•	The value of RSUs and restricted shares are intrinsically tied to Company performance based on comparison to continuously updated peer group performance;

•	The plan clearly aligns interests of Company managers with the economic interests of stockholders;

•	The incentives provide no value until the three year performance period is over and performance has been achieved;

•	It facilitates retention of talented executives as Awards are subject to a three year performance period; and

•	It promotes stock ownership by management.

Compensation under the Long-Term Incentive Plan involves two steps:

•
Grant: A participant first receives a “Grant”, which is the setting of performance standards and the amount of incentives which will be awarded if those standards are satisfied. The performance period is typically three years.

•	Award: If the performance standards are satisfied, the participant receives an “Award” of the equity incentives.

Each year management makes a recommendation to the Committee for incentives for Named Executive Officers and pools of other associates of the Company. Once the Committee reviews and approves the listing and pool level, we grant participating associates an award which entitles them to a potential Award of equity incentives if the performance standard is met.

Awards for 2010-2012 Performance Period
For the 2010-2012 performance period, the threshold, target and maximum financial goals consisted of three measures of the Company's financial performance measured against a group consisting of all bank and bank holding companies with assets of $900 million to $5.0 billion developed with the assistance of Klemm & Associates :

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Earnings Per Share Growth Rate	40%	60th percentile	70th percentile	80th percentile
Net Interest Income Growth	30%	70th percentile	75th percentile	80th percentile
Efficiency Ratio	30%	85th percentile	90th percentile	95th percentile
	100%

The Committee will make decisions concerning awards for the 2010-2012 performance when peer group information for the full performance period is available. Any awards for this performance period will be subject to a five year vesting period.

Open Grants for 2011-2013 and 2012-2014 Performance Periods
Long-Term Incentive Plan grants are open with respect to the 2011-2013 and 2012-2014 performance periods. Grants for Named Executive Officers are reflected in the Summary Compensation Table on page 21 and the Grants of Plan-Based Awards table on page 23. These open grants are conditioned on performance in two criteria measured against a group of 45 banks and bank holding companies with assets between $1.0 billion and $10.0 billion, commercial loans greater than 20% of total loans and consumer loans less than 10% of total loans:

2011 - 2013 Performance Period

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile
Cumulative EPS	50%	$4.00 per share	$4.50 per share	$5.00 per share
	100%

2012 - 2014 Performance Period

Goal	Weight	Threshold Goal	Target Goal	Exceptional Goal
Total Shareholder Return	50%	50th percentile	65th percentile	90th percentile
Cumulative EPS	50%	$3.52 per share	$4.02 per share	$4.52 per share
	100%

Named Executive Officer Perquisites. We provide perquisites and other personal benefits to Named Executive Officers that we believe are reasonable and consistent with our overall compensation program. See the All Other Compensation - Supplemental Table on page 22 for more information on these items. In 2012, no executives received a perquisite whose total value for such executive exceeded $25,000.

Retirement Plans. We expect executives to plan for and fund their own retirement through a defined contribution 401(k) plan and a Deferred Compensation Plan that permits certain executives to defer a limited portion of salary and bonus into any of several investment alternatives. The Company has historically provided an annual Company match to the 401(k) plan. There are no Company contributions to the Deferred Compensation Plan. We do not maintain defined benefit retirement or executive retirement plans or provide for post-retirement benefits.

2012 Compensation for Named Executive Officers
Below is a summary of the compensation by category earned by our Named Executive Officers for 2012.

Name	Base Salary (1)	Short-term Annual Incentive Compensation (2)	Long-term Incentive Compensation (3)	NEO Perquisites (4)	Total
Peter F. Benoist	58%	29%	7%	6%	100%
Frank H. Sanfilippo	53%	20%	22%	5%	100%
Stephen P. Marsh	59%	25%	10%	6%	100%
Richard C. Leuck	50%	20%	22%	8%	100%
Scott R. Goodman	62%	24%	9%	5%	100%

(1) Base salary percentages are based on the amounts disclosed in the “Summary Compensation Table” for Named Executive Officers. For more information, see the heading “Base Salaries” above.
(2) Short-term annual incentive compensation percentages are based on the amounts disclosed as “Stock Awards” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the heading “Short-term Annual Incentives” above.

(3) For more information, see the heading “Long-term Incentive Compensation” above.

(4) Named Executive Officer Perquisites percentages are based on the amounts disclosed as “All Other Compensation” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the heading “Named Executive Officer Perquisites” above.

Stock Ownership Guidelines
The Company's stock ownership guidelines provide that non-employee directors and different levels of executives are expected to own a specific amount of our common stock within the later of five years of adopting the program or five years after the date the executive becomes a Named Executive Officer or director as applicable. Named Executive Officers and non-employee directors are expected to make continuing progress towards compliance with the guidelines during the five-year period. Non-employee directors are expected to own, or to acquire within the later of January 1, 2015 or five years after the date of becoming a director, at least $250,000 of the Company's common stock. For purposes of determining whether an executive or non-employee director is in compliance, or making progress towards compliance, stock is valued at its purchase price or, in the case of stock awarded under the Company's compensation plan, at its value at the time of the Award. The table below shows the guidelines for Named Executive Officers by executive level.

TITLE	STOCK OWNERSHIP GOAL
Chief Executive Officer / President	Greater of 50,000 shares or 5 x Base Salary

All Other Named Executive Officers	Greater of 25,000 shares or 2.5 x Base Salary

COMPENSATION COMMITTEE REPORT

Compensation Discussion and Analysis

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934 and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Disclosures Required Pursuant to Capital Purchase Program Regulations

The Company offers the following plans in which our Named Executive Officers participate, subject, however, to the limitations and restrictions under the CPP:

•	Employment agreements for each of our Named Executive Officers;

•	Our Amended and Restated Deferred Compensation Plan I;

•	Our Long-Term Incentive Plan;

•	Our Annual Incentive Plan (our short-term incentive plan)

•	Our Incentive Savings Plan;

•	Our 2002 Stock Incentive Plan (under which all equity incentives to Named Executive Officers are made).

We reviewed each of the above plans and agreements and determined that none of them encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.

The 2002 Stock Incentive Plan and the amendments thereto have been approved by the stockholders of the Company and provide for the granting of stock options, restricted stock awards, RSUs and stock settled stock appreciation rights (“SSARs”), however, as discussed above under “Compensation Discussion and Analysis,” the Company is prohibited from granting any new stock options to the five most highly compensated employees due to the executive compensation standards of the CPP. For 2012, two of the Company's Named Executive Officers, Mssrs. Benoist, and Marsh, were subject to this restriction. Mssrs. Sanfilippo, Goodman and Leuck were not subject to this restriction and received all of their bonus under the 2012 Short-Term Incentive Plan in the form of cash.

As described in the Compensation Discussion and Analysis, the Compensation Committee believes that the Company's incentive plans align the interests of our Named Executive Officers and other employees with the long term interests of our stockholders. Awards under our equity plans during the period over which the U.S. Department of the Treasury owned our preferred stock are subject to performance based criteria and vesting over five years. The use of RSUs in awarding long term incentive compensation to our Named Executive Officers ties the economic value of the award to the long term risk and reward structure of the Company. In light of these factors, the Compensation Committee believes that these equity awards do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.

The deferred compensation plan allows Named Executive Officers and certain other executives to defer a limited portion of salary and up to 100% of any bonus into any of several investment alternatives. The deferred compensation plan is unfunded and the Company historically does not make any credits to the deferred compensation plan and did not do so in 2012. Because the deferred compensation plan only allows for the deferral of compensation that is already earned, the Compensation Committee believes that this plan does not encourage our Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

As described in the Compensation Discussion and Analysis, above, our annual short-term incentives are intended to focus our executives' efforts on key goals, which the Committee believes are drivers of stockholder value. A portion of each Named Executive Officers short-term incentive award targets are based on risk management criteria, such as asset quality and evaluation of risk management processes under the control of the Named Executive Officer. The Compensation Committee believes that this plan does not encourage our Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

The Incentive Savings Plan is a broad based plan that allows our employees, including Named Executive Officers, who satisfy eligibility requirements to contribute a portion of their salary and bonus to a 401(k) plan with investment options which include investments in the Company's common stock. We also make matching contributions to employee's 401(k) accounts under the Incentive Savings Plan. The Compensation Committee believes that this plan does not encourage our Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

The Company has several incentive or variable compensation programs for non-executive employees. Each arrangement is available to different classes of employees. The largest of these programs are our incentive programs for unit presidents and relationship managers. Similar to the short-term incentive plan for our Named Executive Officers, unit presidents and relationship managers are awarded annual incentive compensation based on achievement of between four and six goals. These goals include performance in Company-wide areas such as earnings per share, overall asset quality, deposit growth and other factors. There are also employee-specific goals, such as deposit origination, asset quality of originated loans and others. We also have a relatively small division of loan officers focused on mortgage lending. These mortgage loan officers are compensated based on commissions determined by loan origination volume, however mortgage originations, like all other loans, remain subject to a separate underwriting approval process. The Compensation Committee has reviewed the structure and implementation of these arrangements and discussed the risks that face the Company and determined that the arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company or the Bank or to manipulate reported earnings to enhance the compensation of any employee.

Certifications Required Pursuant to Capital Purchase Program Regulations

The Compensation Committee certifies that:

(1)
It has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Respectfully submitted by the Compensation Committee,

Michael A. DeCola, Chairman	William H. Downey	Birch M. Mullins	James J. Murphy, Jr.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

We have entered into agreements with our NEOs granting them “double trigger” change in control benefits (i.e. the benefit is triggered if the executive is terminated or not offered continued employment upon a change in control of the Company.). The Committee believes these agreements serve the best interests of the Company and its stockholders by ensuring that, in considering any proposed change in control, the NEOs would be able to advise the Board about the potential objectively, without being unduly influenced by personal concerns such as the loss of employment following a change in control. These arrangements are intended to promote stability and continuity of senior management. In addition, our agreements with our NEOs generally provide for severance payments upon a termination without cause of between one and two years compensation. These severance and change in control arrangements are subject to the restrictions of the CPP executive compensation guidance.

Information on applicable payments under such agreements for NEOs is contained under the heading “Potential Payments Upon Termination or Change in Control” on page 26. These change in control benefits are subject to the CPP executive compensation standards and all of our NEOs have waived their rights to such payments to the extent prohibited by such standards.

Section 162(m) of the Internal Revenue Code - Compensation Deductibility Limits
Other than for qualified performance-based compensation, Section 162(m) generally denies a deduction for federal revenue tax wages by any publicly held corporation for compensation paid in a taxable year to the Company's chief executive officer and four other highest compensated officers to the extent that the officer's compensation exceeds $1.0 million. In 2006, our stockholders approved an incentive plan that provides for performance-based compensation in compliance with Section 162(m). The plan is intended to permit the deductibility of compensation in excess of $1.0 million per year, if any, when paid in accordance with the plan. There may be circumstances in which the Committee may approve compensation that is not deductible to ensure competitive levels of compensation for its executive officers. As a result of the Company's participation in the CPP, the Company is subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the U.S. Treasury retains its CPP investment in the Company.

EXECUTIVE EMPLOYMENT AGREEMENTS

All of the Executive Employment Agreements described below are subject to the executive compensation standards under the CPP regulations discussed above, which, among other things, limit or prohibit severance compensation and bonuses, and require recovery by the Company of variable compensation which is based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate. See “Potential Payments Upon Termination or Change in Control” below for information concerning the amounts which may be payable to our NEOs upon a termination of employment or a change in control.

Executive Employment Agreement with Mr. Benoist
Effective May 1, 2008, the Company entered into an Executive Employment Agreement with Mr. Benoist. The agreement, as amended, specifies that Mr. Benoist will serve as President and Chief Executive Officer. The initial term of Mr. Benoist's employment agreement was scheduled to expire on December 31, 2013. On March 25, 2013, the Company and Mr. Benoist agreed to an extension of his employment term to December 31, 2014. In exchange for Mr. Benoist's extension of his term of employment, the Company agreed to provide Mr. Benoist with a retention bonus opportunity. Under this arrangement, Mr. Benoist will be eligible to receive up to two cash payments of $250,000 each if he remains continuously employed with the Company through December 31, 2013 and December 31, 2014, respectively. Mr. Benoist's right to such retention payments would automatically accelerate if the Company terminates his employment prior to such dates without cause or due to a change in control, as such terms are defined in his employment agreement. After December 31, 2014, the term of Mr. Benoist's employment is subject to extension for one year terms unless either the Company or Mr. Benoist provide written notice to the other party at least 90 days prior to expiration of the initial term or renewal term.

Mr. Benoist's agreement provides him with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Benoist. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Benoist “other than for cause”, he will also be paid as severance compensation the amount of one year base salary and one year target level bonus, subject to the execution of a release and waiver of all claims. If he is terminated in a “change in control,” he will be paid as severance compensation 24 months of base salary and target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon “voluntary” termination, termination “for cause”, disability or death, neither Mr. Benoist nor his estate will be entitled to any severance compensation.

 Executive Employment Agreement with Mr. Sanfilippo
Effective as of December 1, 2004, the Company entered into a Key Executive Employment Agreement with Mr. Sanfilippo. Mr. Sanfilippo's agreement, as amended, provides for a continuous term until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Sanfilippo with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

The method of termination determines the amount of severance compensation, if any, due to Mr. Sanfilippo. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination.

If Mr. Sanfilippo is terminated in a “change in control,” or terminated “other than for cause” while the Company is engaged in bona fide discussions regarding a potential “change in control”, he will be paid as severance compensation two years of base salary and target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Sanfilippo nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Marsh
Effective as of July 1, 2008, the Company entered into a Key Executive Employment Agreement with Mr. Marsh. The agreement, as amended, provides for a continuous term until terminated in accordance with its provisions.

The agreement provides Mr. Marsh with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment. The reason for termination determines the amount of severance compensation, if any, due to Mr. Marsh. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Marsh “other than for cause,” he will also be paid as severance compensation the amount of twelve months base salary in a discounted lump sum. If he is terminated in a “change in control,” he will be paid as severance compensation 24 months of base salary and two years of target level bonus, paid in a discounted lump sum, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Marsh nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Leuck
Effective as of October 16, 2002, the Company entered into a Key Executive Employment Agreement with Mr. Leuck. Mr. Leuck's agreement, as amended, provides for a continuous term until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Leuck with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of two years after termination of his employment.

The reason for termination determines the amount of severance compensation, if any, due to Mr. Leuck. Generally, he is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If the Company terminates Mr. Leuck “other than for cause,” “change in control,” or other certain voluntary termination circumstances, he will be paid as severance compensation 24 months of base salary plus an amount each year equal to the average of his bonus compensation for the two years preceding termination, paid in substantially equal installments in accordance with the Company's payroll procedures over a 24 month period. Upon any other termination, disability or death, neither Mr. Leuck nor his estate will be entitled to any severance compensation.

Executive Employment Agreement with Mr. Goodman
Effective as of January 1, 2005, the Company entered into an Executive Employment Agreement with Mr. Goodman. The agreement provides for his continuous employment until the agreement is terminated in accordance with its provisions. The agreement provides Mr. Goodman with severance compensation in the event of his termination under certain circumstances. The agreement also has confidentiality and non-compete provisions for his period of employment and for a period of one year after termination of his employment.

Upon termination, Mr. Goodman is entitled to payment of accrued base salary, bonus to the extent earned and payable, and accrued benefits through his date of termination. If Mr. Goodman is terminated in a “change in control,” he will be paid as severance compensation one year of base salary and target level bonus, paid in a lump sum, and all unvested equity awards will become vested. Upon any other termination, disability or death, neither Mr. Goodman nor his estate will be entitled to any severance compensation.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to the Company's NEOs for years ended December 31, 2012, 2011 and 2010.

		Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)
Name and Principal Position	Year	(1)	(2) (3)	(5)	(4)	(5)	Total ($)
Peter F. Benoist	2012	446,050	244,894	—	33,994	44,699	769,637
President and Chief Executive	2011	442,708	185,925	—	—	32,923	661,556
Officer	2010	460,000	56,950	—	—	17,197	534,147
Frank H. Sanfilippo	2012	236,198	100,794	—	91,328	21,391	449,711
Executive Vice President and	2011	231,900	—	—	68,175	17,180	317,255
Chief Financial Officer	2010	214,400	43,650	—	—	12,840	270,890
Stephen P. Marsh	2012	286,373	151,926	—	18,323	29,277	485,899
Executive Vice President;	2011	280,729	104,063	—	—	26,667	411,459
Chairman and Chief Executive Officer - Enterprise Bank & Trust	2010	275,000	28,125	—	—	22,171	325,296
Richard C. Leuck	2012	240,666	107,095	—	94,058	35,629	477,448
Executive Vice President
Enterprise Bank & Trust
Scott R. Goodman	2012	266,618	39,470	—	99,840	24,885	430,813
Executive Vice President
Enterprise Bank & Trust

(1)
The 2010 salary amount shown for Mr. Benoist includes $425,000 of cash payments and $35,000 of dollar denominated restricted stock. Mr. Benoist was issued 3,696 restricted shares of Company stock, some of which were subsequently withheld to pay for taxes. For more information, see the heading “Base Salaries” and the Grants of Plan-Based Awards table.

(2)
The amounts shown in this column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation (“FASB ASC 718”), disregarding estimates of forfeiture, of dollar denominated performance contingent grants of restricted stock. These grants of restricted stock were made under the 2002 Stock Incentive Plan and are also subject to a two or five year continuous service vesting schedule. The 2012, 2011 and 2010 grants were settled with an award of restricted stock on March 21, 2013, April 20, 2012, and January 21, 2011, respectively. For more information, see the heading “Short-Term Annual Incentives” and the Grants of Plan-Based Awards table.

(3)
For 2010, the maximum value of such awards assuming the highest level of performance would be achieved is as follows: Mr. Benoist, $403,200, Mr. Sanfilippo, $100,800, and Mr. Marsh, $144,900. For 2011, if performance conditions are met, the awards will be made in shares of Company stock. The maximum number of shares that would be awarded assuming the highest level of performance would be achieved is as follows: Mr. Benoist, 47,504, Mr. Sanfilippo, 9,500, and Mr. Marsh, 14,250. For 2012, if performance conditions are met, the awards will be made in shares of Company stock. The maximum number of shares that would be awarded assuming the highest level of performance would be achieved is as follows: Mr. Benoist, 50,380, Mr. Sanfilippo, 10,080, Mr. Marsh, 15,120, Mr. Leuck, 10,080, and Mr. Goodman, 12,600. These grants are discussed in further detail under the heading “Long-Term Incentive Compensation.”

(4)
The amounts shown in this column constitute the Short-Term Cash Incentive earned by each Named Executive Officer based on the Board’s evaluation of each Officer’s performance. These awards are discussed in further detail under the heading “Short-Term Annual Incentives.”

(5)	This column indicates amounts for various benefits provided to the NEO’s as shown in the following supplemental table.

ALL OTHER COMPENSATION – SUPPLEMENTAL TABLE

Name and Principal Position	Year	401(k) Match	Car Allowance (1)	Club Dues	Life Insurance	Other Cash Bonus	Total
Peter F. Benoist	2012	$12,500	$7,200	$6,000	$18,999	$—	44,699
President and Chief Executive	2011	9,800	7,200	—	15,773	150	32,923
Officer	2010	6,125	7,200	—	3,822	50	17,197
Frank H. Sanfilippo	2012	12,500	7,200	—	1,541	150	21,391
Executive Vice President and	2011	8,860	7,200	—	970	150	17,180
Chief Financial Officer	2010	4,590	7,200	—	1,000	50	12,840
Stephen P. Marsh	2012	12,500	7,200	7,200	2,377	—	29,277
Executive Vice President;	2011	9,800	7,200	7,200	2,317	150	26,667
Chairman and Chief Executive	2010	6,125	7,200	7,200	1,596	50	22,171
Officer - Enterprise Bank & Trust
Richard C. Leuck	2012	12,500	6,000	5,719	3,260	8,150	35,629
Executive Vice President
Enterprise Bank & Trust
Scott R. Goodman	2012	12,500	7,200	4,065	970	150	24,885
Executive Vice President
Enterprise Bank & Trust

(1)	Executives and key management are typically provided a car allowance, which may be used toward the cost of car ownership, including leases/loans, insurance, and maintenance.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum	$
Name	Grant Date	$	$	$
Peter F. Benoist	5/3/2012 (2)	—	—	—	16,800	33,580	50,380	$311,958
	5/18/2012 (1)	—	—	—	$83,750	$167,500	$251,250	—
Frank H. Sanfilippo	5/3/2012 (2)	—	—	—	3,360	6,720	10,080	$62,429
	5/18/2012 (3)	$33,750	$67,500	$101,250	—	—	—	—
Stephen P. Marsh	5/3/2012 (2)	—	—	—	5,040	10,080	15,120	$93,643
	5/18/2012 (1)	—	—	—	$46,875	$93,750	$140,625	—
Richard C. Leuck	5/3/2012 (2)	—	—	—	3,360	6,720	10,080	$62,429
	5/18/2012 (3)	$36,750	$73,500	$110,250	—	—	—	—
Scott R. Goodman	5/3/2012 (2)	—	—	—	4,200	8,400	12,600	$78,036
	5/18/2012 (3)	$37,500	$75,000	$112,500	—	—	—	—

(1)
The grants under the Short-Term Incentive Plan for these individuals were denominated in dollars and settled in restricted shares of the Company. On March 21, 2013, the Company settled these performance contingent grants at the following values: Mr. Benoist, $226,628; and Mr. Marsh, $122,156. For more information on these awards, see under the heading “Short-Term Annual Incentives”, above.

(2)
The amounts shown reflect the threshold, target and maximum incentive grants for 2012 under the Long-Term Incentive Compensation plan. These awards are denominated in shares. If performance conditions are met, the awards will be made in shares of Company stock.

(3)
The grant under the Short-Term Incentive Plan for Mr. Sanfilippo, Mr. Leuck, and Mr. Goodman was denominated in dollars and was settled in a cash payment of $91,328, $94,058, and $99,840, respectively. For more information on these awards, see under the heading “Short-Term Annual Incentives”, above.

(4)
The aggregate grant date fair value pursuant to the Long-term Incentive Compensation plan computed in accordance with FASB ASC 718, The grant reflects the performance component of the grant at target and the market condition component of the grant reflects the use of a Monte Carlo simulation value.

For more information, please refer to Note 17 - Compensation Plans included in the Company's 2012 Consolidated Financial Statements on Form 10-K filed with the Securities and Exchange Commission on March 15, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards as of December 31, 2012, for each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Peter F. Benoist
Granted 5/13/2003	37,313	—	13.40	5/13/2013
Granted 1/5/2006	3,850	—	22.73	1/5/2016
Granted 1/5/2007	2,900	—	30.17	1/5/2017
Granted 1/5/2008	3,970	—	22.90	1/5/2018
Granted 6/15/2007	16,508	—	25.63	6/15/2017
Granted 6/13/2008	43,178	—	20.63	6/13/2018
Granted 9/24/2008	50,000	—	21.49	9/24/2018
Total	157,719	—	20.00		4,388	57,351	806,561	806,561
Frank H. Sanfilippo
Granted 5/13/2003	11,194	—	13.40	5/13/2013
Granted 6/15/2007	8,843	—	25.63	6/15/2017
Granted 6/13/2008	5,000	—	20.63	6/13/2018
Granted 9/24/2008	28,800	7,200	21.49	9/24/2018
Total	53,837	7,200	20.54		6,771	88,497	178,164	178,164
Stephen P. Marsh
Granted 7/7/2008	28,800	7,200	15.95	7/7/2018
Total	28,800	7,200	15.95		4,038	52,777	261,996	261,996
Richard C. Leuck
Granted 5/13/2003	12,500	—	13.40	5/13/2013
Granted 6/13/2008	5,000	—	20.63	6/13/2018
Total	17,500	—	15.47		7,194	94,026	183,414	183,414
Scott R. Goodman
Granted 4/7/2003	7,462	—	13.40	4/7/2013
Granted 4/7/2003	7,538	—	13.40	4/7/2013
Granted 6/15/2007	5,753	—	25.63	6/15/2017
Granted 6/13/2008	7,500	—	20.63	6/13/2018
Total	28,253	—	17.81		3,314	43,314	198,914	198,914

(1)
All amounts represent incentive stock options and/or nonqualified stock options, except for SSAR's granted as follows: June 15, 2007; June 13, 2008; July 7, 2008; September 24, 2008, and August 2, 2010.

(2)
The amounts shown reflect target incentive grants for the years 2010, 2011, and 2012 under the Long-Term Incentive Compensation plan. These grants are denominated in dollars, but the 2010 award will be settled in restricted shares of the Company's stock, while the 2011 and 2012 awards will be settled in shares of the Company's stock. The settlements for these grants are contingent on the Company's results relative to peers for a three-year period. These grants are discussed in further detail under the heading "Long-Term Incentive Compensation."

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning any option exercises or vested stock awards for each NEO during 2012.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Peter F. Benoist	50,000	125,805	—	—
Frank H. Sanfilippo	5,100	10,200	2,158	27,838
Stephen P. Marsh	—	—	1,256	16,202
Richard C. Leuck	8,000	14,963	2,320	29,928
Scott R. Goodman	—	—	209	2,696

(1) Includes shares acquired that were subsequently withheld to pay for taxes.

NONQUALIFIED DEFERRED COMPENSATION PLANS

The following table sets forth information on Nonqualified Deferred Compensation Plans for each NEO during 2012.

	Executive Contributions in Last Fiscal	Aggregate Earnings in Last Fiscal	Aggregate Withdrawals/	Aggregate Balance at Last Fiscal
Name	Year	Year	Distributions	Year End
Peter F. Benoist	$—	$21,302	$—	$306,619
Frank H. Sanfilippo	—	46,760	—	350,707
Stephen P. Marsh	—	50,421	—	542,375
Richard R. Leuck	—	19,223	—	152,284
Scott R. Goodman	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As we indicate above, historically our NEOs have been entitled to severance and change in control compensation under certain termination of employment events. Severance compensation is generally prohibited under the CPP, and each NEO has waived any change of control compensation to the extent disallowed by the compensation standards of the CPP. The following table quantifies the amount of such compensation which would have been received if the terminations had occurred as of December 31, 2012. In the case of acceleration of unvested equity awards, the amount shown is based upon the closing price of $13.07 per share for our common stock as of December 31, 2012, and reflects the value of RSUs and the net cash equivalent due the holder offset by any exercise or "strike" price for stock options and SSARs.

	Voluntary Termination	Disability/ Death/For Cause	Severance Upon Involuntary w/o Cause	Severance Upon Change In Control Termination	Acceleration of Unvested Equity Awards	Sick Days Payout	Total Compensation Upon Involuntary Termination w/o Cause	Total Compensation Upon Change in Control Termination
Name	(a)	(b)	(c)	(d)	(e)	(f)	(c+f)	(d+e+f)
Peter F. Benoist	none	none	$613,750	$1,227,500	$57,351	$3,497	$617,247	$1,288,348
Frank H. Sanfilippo	none	none	none	585,000	88,497	19,399	19,399	692,896
Stephen P. Marsh	none	none	287,513	762,525	52,777	9,254	296,767	824,556
Richard C. Leuck	$615,035	none	615,035	615,035	94,026	35,815	650,850	744,876
Scott R. Goodman	none	none	none	273,900	43,314	1,406	1,406	318,620

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the Company's shareholders	651,841	$17.30	468,530
Equity compensation plans not approved by the Company's shareholders	—	—	—
Total	651,841 (1)	$17.30	468,530 (2)

(1) Includes the following:

•	8,000 shares of common stock to be issued upon exercise of outstanding stock options under the 1996 Stock Incentive Plan (Plan III);

•	31,500 shares of common stock to be issued upon exercise of outstanding stock options under the 1999 Stock Incentive Plan (Plan IV);

•	135,968 shares of common stock to be issued upon exercise of outstanding stock options under the 2002 Stock Incentive Plan (Plan V);

•	476,373 shares of common stock used as the base for grants of stock settled stock appreciation rights under the 2002 Stock Incentive Plan (Plan V);

(2) Includes the following:

•	367,203 shares of common stock available for issuance under the 2002 Stock Incentive Plan (Plan V);

•	101,327 shares of common stock available for issuance under the Non-management Director Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s Compensation Committee are set forth on page 9. None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries in 2012, nor was any member formerly an officer or employee of the Company or any of its subsidiaries.

During 2012, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM - (Proposal A)

The Audit Committee has selected Deloitte & Touche LLP to be the independent registered public accounting firm for fiscal year 2013 and recommends that the stockholders ratify the appointment of the accounting firm. Although stockholder approval is not required by law and is not binding on the Audit Committee, the appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the engagement of Deloitte & Touche LLP, will not be affected for fiscal year 2013. However, the Audit Committee will review the selection of the independent registered public accounting firm for the next fiscal year. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

ADVISORY (NON-BINDING) APPROVAL OF EXECUTIVE COMPENSATION — (Proposal B)

We are providing our stockholders the opportunity to vote on an advisory (nonbinding) resolution to approve our executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding compensation of our NEOs and the narrative disclosure accompanying those tables, all as set forth in pages 10 through 27 of this proxy statement.

The following resolution is submitted for stockholder approval:

Resolved, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the tabular disclosure regarding compensation of our Named Executive Officers and the narrative disclosure accompanying those tables.

Because your vote is advisory, it will not be binding upon the Board, however the Board will take the outcome of this vote into consideration in making future executive compensation decisions.

For the reasons set forth in this Proxy Statement, including the Compensation Discussion and Analysis, and the Report of the Compensation Committee, we believe our compensation polices and procedures are centered on a pay-for-performance culture, are competitive in our marketplace, are strongly aligned with the long-term interests of our stockholders, and the compensation paid to our executives is consistent with such policies and procedures.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS RESOLUTION.

ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SAY-ON-PAY VOTES - (Proposal C)

As described in Proposal B above, the Company's stockholders are being provided the opportunity to cast an advisory vote on the Company's executive compensation program. The advisory vote on executive compensation described in Proposal B above is referred to as a “say-on-pay vote.”

This Proposal C affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or a special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal C, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company's executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “1 YEAR” FOR THE FREQUENCY OF SAY-ON-PAY VOTES.

APPROVAL OF THE 2013 STOCK INCENTIVE PLAN - (Proposal D)

The purpose of this proposal is to seek stockholder approval of the Enterprise Financial Services Corp 2013 Stock Incentive Plan (the “Plan”). If the Plan is approved by the Company's stockholders, the Plan will replace the Enterprise Financial Services Corp 2002 Stock Incentive Plan, as amended (the “2002 Plan”). Awards issued under the 2002 Plan will continue in effect and will be subject to the requirements of the 2002 Plan, but no new awards will be granted under the 2002 Plan after this Plan is approved by stockholders. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A.

Purpose of the Plan
The purpose of the Plan is to provide favorable opportunities for officers and other key employees of the Company and its subsidiaries to acquire shares of common stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company's stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Administration
The Plan will be administered by the Compensation Committee of the Board of Directors (the “Administrator”). The Administrator shall have full authority to grant awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan. Subject to the terms of the Plan, the Administrator may delegate its authority and duties under the Plan to the Chief Executive Officer of the Company or to any other committee.

Shares Reserved Under the Plan
Subject to adjustments for changes in capital stock, an aggregate number of 1,000,000 shares of common stock will be reserved for issuance under the Plan. A maximum of 200,000 shares may be granted under the Plan to a participant pursuant to stock options awarded during any calendar year. A maximum of 200,000 shares may be granted under the Plan to a participant pursuant to stock appreciation rights awarded during any calendar year. For restricted stock or restricted stock units, a maximum of 100,000 shares may be granted under the Plan to a participant during any calendar year. The closing price of our common stock on the NASDAQ stock market on March 15, 2013 was $14.94.

Participants
The persons eligible to participate in the Plan are our officers and key employees and the officers and key employees of our subsidiaries. The approximate number of eligible participants was 450 as of December 31, 2012. The Administrator shall consider the factors it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

Types of Awards
The Plan is a flexible plan that provides the Administrator broad discretion to fashion the terms of awards to provide eligible recipients with such stock-based and performance-related incentives as the Administrator deems appropriate. The Plan permits the issuance of awards in a variety of forms, including (1) incentive stock options; (2) nonqualified stock options; (3) stock appreciation rights; (4) restricted stock; (5) restricted stock units; and (6) other awards.

Incentive Stock Options
Incentive stock options (“ISOs”) are stock options to purchase common stock that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise period for any ISO granted under the Plan will be determined by the Administrator, provided that no ISO may be exercisable more than 10 years after the date such ISO is granted or five years from the date of grant in the case of an ISO granted to a 10% or more shareholder of the Company. The exercise price for ISOs granted under the Plan will be determined by the Administrator, provided that the option price per share may not be less than the fair market value per share on the date the ISO is granted. For an option intended to qualify as an ISO that is to be granted to a party that is a 10% or more shareholder of the Company, the exercise price per share may not be less than 110% of the fair market value per share of the Common Stock on the grant date. The exercise price shall be payable in the manner provided by the applicable award agreement, which may include, without limitation, payment in the form of: (i) cash equal to such aggregate exercise price, (ii) shares of common stock owned by the participant having a fair market value at least equal to such aggregate exercise price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate exercise price.

Nonqualified Stock Options
Nonqualified stock options (“NQSOs”) are stock options to purchase common stock that do not qualify as ISOs. NQSOs are issued at exercise prices determined by the Administrator, provided that the exercise price of a NQSO must not be less than 100% of the fair market value of the underlying shares of common stock on the date the NQSO is granted. Like ISOs, the exercise price shall be payable in the manner provided by the applicable award agreement, which may include, without limitation, payment in the form of: (i) cash equal to such aggregate exercise price, (ii) shares of common stock owned by the participant having a fair market value at least equal to such aggregate exercise price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate exercise price.

Stock Appreciation Rights
A stock appreciation right is a right to receive, with respect to each share of common stock subject to such stock appreciation right, value in an amount equal to the excess, if any, of (i) the fair market value of a share of common stock on the day of exercise or the trading day immediately preceding the date of exercise, as determined by the Administrator in its reasonable discretion over (ii) the exercise price of such stock appreciation right. The exercise period for any stock appreciation right granted under the Plan will be determined by the Administrator, provided that no stock appreciation right may be exercisable more than 10 years after the date such stock appreciation right is granted.

Restricted Stock
The Administrator is authorized to award grants of restricted stock to participants. The terms of each award of restricted stock shall be set forth in an award agreement. The Administrator shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of restricted stock, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among participants.

Restricted Stock Units
The Administrator is authorized to award grants of restricted stock units to participants. The terms of each award of restricted stock units shall be set forth in an award agreement. The Administrator shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of restricted stock units, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among participants.

Other Awards
The Administrator may, in its sole discretion, grant awards of common stock, including fully vested common stock, and other awards that are valued in whole or in part by reference to the fair market value of the common stock.

Adjustment in Event of Change in Shares
In the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company's capitalization, the Administrator shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and exercise price of shares subject to outstanding options and stock appreciation rights and the number and kind of shares subject to outstanding restricted stock and restricted stock unit awards.

Change of Control
Except to the extent reflected in a particular Award Agreement, in the event of a Change of Control (as defined in the Plan): (a) notwithstanding any vesting schedule, or any other limitation on exercise or vesting, (i) all options and stock appreciation rights shall become immediately exercisable with respect to 100 percent of the shares or rights subject thereto, (ii) the restrictions shall expire immediately with respect to all shares of restricted stock and (iii) all restricted stock units shall vest and the shares of common stock subject to such restricted stock units shall be delivered; and (b)     the Administrator may, in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding options, stock appreciation rights, restricted stock, and restricted stock units and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of our common stock received or to be received by other stockholders of the Company in connection with the Change of Control.

Nontransferability
Awards granted under the Plan may not be transferred other than (i) by will or the laws of descent and distribution, (ii) pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or (iii) for awards other than incentive stock options, in the Administrator's sole discretion in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

Amendment and Discontinuance
The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not, without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the exercise price (other than determining the fair market value of the common stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code. Notwithstanding the foregoing, the Company may not, without stockholder approval, reduce the exercise price of any option or stock appreciation right or exchange any option or stock appreciation right for a new award or for cash.

Duration
Unless the Plan is discontinued earlier by the Board of Directors, no award shall be granted on or after February 7, 2023.

U.S. Federal Income Tax Consequences

The following summary of some of the U.S. Federal income tax consequences of awards made under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the Federal income tax consequences described below.

Incentive Stock Options
Generally, a participant will not realize any taxable income for Federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), unless the participant has left our employ more than three months before exercising the option. If the participant transfers shares of Common Stock received upon the exercise of an incentive stock option within a period of two years from the date of grant of such incentive stock option or one year from the date of receipt of the shares of common stock (the “Holding Period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will not be more than the difference between the sale price and the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (or is less than) the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of common stock after the expiration of the Holding Period, he or she will recognize capital gain (or loss) equal to the difference between the sale price and the exercise price.

If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of common stock, such participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered (i.e., had not been held for the entire Holding Period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering common stock and the participant receives back a larger number of shares, the participant's basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by an amount included in the participant's gross income as compensation. The additional newly acquired shares upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

The Company will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of common stock acquired upon exercise of an incentive stock option, provided that the participant holds the shares received upon the exercise of such option for the Holding Period. If the participant transfers the common stock acquired upon the exercise of an incentive stock option prior to the end of the Holding Period, we will generally be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such transfer.

Nonqualified Stock Options
Generally, a participant receiving a nonqualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of common stock subject to the nonqualified stock option on the date of exercise over the exercise price will generally be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of common stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the nonqualified stock option is exercised.

If the participant who exercises a nonqualified stock option pays the exercise price by tendering shares of common stock and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the common stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise.

The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a nonqualified stock option.

Stock Appreciation Rights
Generally, a participant receiving a stock appreciation right does not realize any taxable income for Federal income tax purposes at the time of grant. Upon the exercise of a stock appreciation right, the participant will generally recognize ordinary income in an amount equal to the amount of cash or the fair market value of the common stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of common stock received in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the stock appreciation right was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the stock appreciation right is exercised. The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Stock Awards
Generally, a participant receiving a stock award will recognize taxable income at the time of grant of a stock award of unrestricted shares. The taxable income will be equal to the excess of the fair market value of the unrestricted shares on the grant date over any amount the participant pays for the unrestricted shares. Generally, a participant will not recognize taxable income at the time of grant of a stock award of restricted shares. However, a participant may make an election under Section 83(b) of the Code (“Section 83(b)”) to be taxed at the time of the stock award. If a participant does not elect under Section 83(b) to recognize income at the time of the stock award, the participant will recognize taxable income at the time of vesting. The taxable income will be equal to the excess of the fair market value of the restricted shares at the time the shares vest over any amount the participant paid for the restricted shares. A participant may elect under Section 83(b) to include as ordinary income in the year of the stock award an amount equal to the excess of the fair market value of the shares on the transfer date over any purchase price paid for the shares. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the

Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the restricted shares after the award is not taxed as compensation, but instead as a capital gain when the restricted shares are sold or transferred. If the participant makes a Section 83(b) election and the restricted shares are later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the IRS within 30 days following the date the shares are awarded to a participant. The 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on restricted shares subject to a Section 83(b) election are taxed as dividends instead of compensation. The Company will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a stock award. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Other Awards
With respect to awards granted under the Plan that result in the payment or issuance of cash or shares of common stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. With respect to awards involving the issuance of shares of common stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may make a Section 83(b) election and be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days after the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 162(m)
Section 162(m) of the Code provides that any compensation paid to a “covered employee” within the meaning of Section 162(m) which is in excess of $1,000,000 cannot be deducted by us for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) the plan or agreement providing for such performance-based compensation has been approved by shareholders.

Parachute Payments
If any payments or rights accruing to a participant upon a change in control of the Company, or any payments awarded under the Plan, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant of the Company, the participant may be subject to a 20% excise tax (in addition to ordinary income tax) and we may be disallowed a deduction for the amount of the actual payment.

Section 409A
Section 409A of the Code generally establishes rules that must be followed with respect to certain deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.

Plan Benefits
It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2013 STOCK INCENTIVE PLAN.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, the following tables show, as of March 15, 2013, certain information about ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of our common stock (ii) each director, the NEOs, and (iii) all directors and executive officers as a group. As of March 15, 2013, there were 18,065,907 shares of common stock outstanding. For purposes of the information in the following tables, “ownership” includes (i) shares of stock directly or indirectly owned as that date and (ii) shares which the named entity or individual has the right to acquire (by contract conversion or vesting) if such right is exercisable as of the date or will become exercisable within 60 days thereafter. Percentages shown below reflect such possible exercises but only as to the individual, entity or group whose percentage is being calculated.

	Number of	Percentage of
Name & Address of Beneficial Owner	Shares	Ownership
Wellington Management Company, LLP (1)	1,879,409	10.4%
75 State Street
Boston, MA 02109
(1) Holdings reported on Form 13G/A as of December 31, 2012

Banc Fund VI, VII & VIII (jointly) (2)	1,545,013	8.6%
20 North Wacker Drive
Suite 3300
Chicago, IL 60606
(2) Holdings reported on Form 13G/A filed as of December 31, 2012

Ithan Creek Master Investors (Cayman) L.P. (3)	1,305,110	7.2%
280 Congress Street
Boston, MA 02210
(3) Holdings reported on Form 13G/A filed as of December 31, 2012

	Number of	Percentage of
Beneficial Owner	Shares (1) (2)	Ownership
Peter F. Benoist (3) (4) (6)	346,132	1.9%
Robert E. Guest, Jr. (7)	217,315	1.2%
Stephen P. Marsh (3) (4)	124,520	*
Lewis Levey (8)	112,153	*
Birch M. Mullins	98,025	*
Richard C. Leuck (3) (5) (10)	83,500	*
Frank H. Sanfilippo (3) (4) (5)	78,588	*
Sandra VanTrease	49,749	*
Scott Goodman (3) (4) (5)	46,158	*
William H. Downey	37,192	*
James J. Murphy, Jr.	27,683	*
John S. Eulich	27,576	*
Michael A. DeCola (9)	24,656	*
John M. Tracy	20,630	*
Brenda D. Newberry	10,352	*
Judith S. Heeter	3,551	*
All Directors and Named Executive Officers as a Group (16 total)	1,307,780	7.1%

* Less than 1%

(1)
Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants reflected in the number of shares in this table and are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 259,915 shares of Common Stock.

(2)     Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3)
Includes options outstanding and exercisable as of December 31, 2012, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Benoist, 157,719 shares; Mr. Marsh, 28,800 shares; Mr. Sanfilippo, 42,643 shares; Mr. Leuck, 17,500 shares; and Mr. Goodman, 13,253; all directors and named executive officers as a group, 259,915 shares.

(4)
Includes shares indirectly held in the EFSC Incentive Savings Plan beneficially owned by the named person, as follows: Mr. Benoist, 1,175 shares; Mr. Marsh, 533 shares; Mr. Sanfilippo, 1,935 shares; and Mr. Goodman, 4,296 shares.

(5) Includes shares held by a bank as collateral, these shares are included in the table and footnotes as follows: Mr. Sanfilippo, 11,637 shares, Mr. Leuck 7,608 shares, and Mr. Goodman 7,300 shares.

(6)
Includes 163,028 shares held in trust for the benefit of Mr. Benoist and his spouse as to which Mr. Benoist has shared voting and investment power and 24,210 shares held in the name of Mr. Benoist in which he has sole voting and investment power.

(7)
Includes 1,148 shares held in the name of Mr. Guest in which he has sole voting and investment power. Includes 142,177 shares held jointly by Mr. Guest and his spouse as to which Mr. Guest has shared voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest’s spouse as to which Mr. Guest has shared voting and investment power; and 65,770 shares held in a trust for the benefit of Mr. Guest’s children as to which Mr. Guest is a co-trustee and has shared voting and investment power.

(8)
Includes 49,396 shares held in a trust, in which Mr. Levey has sole voting and investment power. Includes 62,757 shares held in a trust for the benefit of Mr. Levey's children as to which Mr. Levey is trustee and has sole voting and investment power.

(9)
Includes 10,130 shares held jointly by Mr. DeCola and his spouse as to which Mr. DeCola has shared voting and investment power and 12,566 shares held in the name of Mr. DeCola in which he has sole voting and investment power. Includes 1,960 shares held in a trust for the benefit of Mr. DeCola in which he has sole voting and investment power.

(10)	Includes 9,500 shares held in a trust for the benefit of his spouse; includes 18,664 shares held jointly by Mr. Leuck and his spouse, as to which Mr. Leuck has shared voting and investment power.

RELATED PERSON TRANSACTIONS

Loans to Related Persons
Some of the directors, including members of the Compensation Committee, and officers of the Company and the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Engagement of Husch Blackwell LLP
In 2012 the Company paid $1,166,539 to the law firm of Husch Blackwell LLP to provide various legal services. Mr. Benoist's brother-in-law, Joseph P. Conran, is a partner in Husch Blackwell LLP and served as Co-Chairman of the firm's executive board.

Review, Approval or Ratification with Related Persons
Our Code of Ethics requires that every employee and officer avoid situations where loyalties may be divided between our interests and the employee's own interests. Employees, officers and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in our best interests.

Pursuant to its written charter, the Audit Committee reviews all related-party transactions as such term is used by ASC 850, Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the Securities and Exchange Commission, other than (a) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our Securities. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2012, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) in a timely manner, except that Michael A. DeCola filed a late Form 4 representing three transactions, John S. Eulich filed a Form 5 representing four transactions that should have been reported earlier on Forms 4, and Brenda D. Newberry filed an amendment to her Form 5 for 2008 to include one transaction that was not reported on a timely basis.

AUDIT COMMITTEE REPORT

The Audit Committee submits the following report:

The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The Company's independent auditor, Deloitte and Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to express its opinions on the Company's financial statements in accordance with U.S. generally accepted accounting principles and the Company's internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and internal control report with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), Communication with Audit Committees as modified or supplemented, as adopted by the PCAOB in Rule 3200T, the rules of the SEC and other regulations. The Audit Committee received written disclosures and the letter from the independent auditors as required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with the auditors their independence. As part of its review, the Audit Committee reviewed the fees paid to Deloitte & Touche and considered whether Deloitte & Touche's performance of non-audit services for the Company was compatible with auditors' independence. The Audit Committee has concluded that Deloitte & Touche is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Sandra A. Van Trease	John S. Eulich	Robert E. Guest, Jr.
Chairperson
	Lewis A. Levey	Brenda Newberry

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees billed to the Company by Deloitte, the Company's principal accounting firm for the years ended December 31, 2012 and 2011:

	December 31,
	2012	2011
Audit fees (1)	$612,979	$812,950
Audit related services (2)	—	381,359
Tax fees (3)	5,295	—
	$618,274	$1,194,309

(1)
Includes professional services rendered for the audit of the Company’s consolidated annual financial statements, reports on internal control and review of financial statements in the Company’s reports on Form 10-Q and services normally provided in connection with regulatory filings including consultation on various accounting matters.

(2)
Audit-related fees include professional services rendered for the audit of the opening balance sheet of The First National Bank of Olathe and for comfort procedures performed for underwriters' counsel in connection with completed or future common stock offerings.

(3)	Tax fees include fees for services principally related to the review of Company prepared calculations.

The Audit Committee is required to pre-approve all auditing services and permitted non-auditing services to be performed by the Company's independent auditors. The Chairperson of the Audit Committee has authority to approve in advance all audit or non-audit services to be performed by the independent auditors, but must report any such approval to the full Audit Committee at the next regularly scheduled meeting.

During the fiscal year ended December 31, 2012, all of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to the procedures described above.

Deloitte representatives are expected to attend the 2013 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions.

PROPOSALS OF STOCKHOLDERS

Stockholders are entitled to present proposals for action at a forthcoming Stockholders’ meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2014 Annual Meeting of Stockholders of the Company must be received at the Company’s principal office at 150 North Meramec, Clayton, Missouri 63105 on or before November 25, 2013 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

Any stockholder who intends to propose any other matter to be acted upon at the 2014 Annual Meeting of Stockholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company, in the manner specified in the Company’s bylaws, no later than ninety nor more than one hundred twenty days prior to the first anniversary of the 2013 Annual Meeting. The Company’s 2013 Annual Meeting will be on May 8, 2013, thus the notice must be received by the Company no later than February 7, 2014.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interests of the Company on such matters.

ADDITIONAL INFORMATION

The Company's Internet website is www.enterprisebank.com. We make available free of charge on or through our website, various reports that we file with or furnish to the Securities and Exchange Commission (“SEC”), including our annual reports, quarterly reports, current reports and proxy statements. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC.

By Order of the Board of Directors,

Noel J. Bortle, Secretary

APPENDIX A

ENTERPRISE FINANCIAL SERVICES CORP
2013 STOCK INCENTIVE PLAN

1.    PURPOSE OF THE PLAN.

(a)    The purpose of the 2013 Stock Incentive Plan (the “Plan”) is to provide favorable opportunities for officers and other key employees of Enterprise Financial Services Corp (the “Company”) and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company's stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

(b)    The Plan is intended to replace the Enterprise Financial Services Corp 2002 Stock Incentive Plan (the “2002 Plan”) upon this Plan's approval by stockholders the Company. Awards issued under the 2002 Plan will continue in effect and will be subject to the requirements of the 2002 Plan, but no new Awards will be granted under the 2002 Plan after this Plan is approved by stockholders.

2.    DEFINITIONS.

Award: any (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, or (v) Other Awards whether granted singly, in combination or in tandem to a Participant.

Award Agreement: any agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

Board: the Board of Directors of the Company.

Change of Control: unless the Board otherwise directs by resolution adopted prior thereto or, in the case of a particular Award, the applicable Award Agreement states otherwise, a Change of Control shall be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change of Control. As used herein, “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

Code: the Internal Revenue Code of 1986, as amended. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.

Committee: the Compensation Committee of the Board.

Exercise Price: the exercise price per share of Common Stock specified in an Option or Stock Appreciation Right.

Fair Market Value: with respect to shares of Stock, shall be deemed to be the mean between the highest and lowest sale prices of the Stock reported by the exchange on which the Stock is listed on the date of measurement or, if the Stock is not so listed or admitted to trading on any national securities exchange, the mean between the highest and lowest quoted sale price on such date or, if not so quoted, the mean between the highest bid and lowest asked prices in the over-the-counter market on such date as reported in the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or if on any such date the Stock is not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker selected by the Committee who is making a market in the Stock. If the Stock is not publicly held or publicly traded, Fair Market Value shall be as determined by the Committee in good faith.

Fiscal Year: a fiscal year of the Company, which is a calendar year.

Incentive Stock Option: an Option intended, as expressed in the Award Agreement, to meet the requirements of an incentive stock option as defined in Section 422(b) of the Code and the regulations thereunder.

Independent Director: as defined in the listing standards of the NASDAQ Stock Market, Inc., or of such exchange on which the Stock is principally traded.

Non-Qualified Stock Option: an Option not intended, as expressed in the Award Agreement, to meet the requirements of an incentive stock option as defined in Section 422(b) of the Code and the regulations thereunder

Option: A right to purchase shares of Stock at a stated price. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

Other Award: an Award designated as an Other Award pursuant to this Plan.

Participant: an individual to whom a Award has been provided under this Plan.

Stock: the Company's common stock, $.01 par value per share.

Stock Appreciation Right: a right to receive, with respect to each share of Stock subject to such Stock Appreciation Right, value in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Stock on the day of exercise or the trading day immediately preceding the date of exercise, as determined by the Administrator in its reasonable discretion over (ii) the Exercise Price of such Stock Appreciation Right.

Subsidiaries: shall have the meaning given to such term by Section 424 of the Code.

3.    ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall consist of three or more members of the Board of Directors of the Company, each of whom shall be an Independent Director. The Committee shall have full authority to grant Awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee's authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board or the Committee may from time to time establish.

4.    NUMBER OF SHARES. The total number of shares of Stock which may be issued under the Plan and with respect to which Awards may be made shall not exceed 1,000,000 shares of Stock. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option or Stock Appreciation Right, shares that are subject to Restricted Stock Units which expire without converting to Stock, and shares of Restricted Stock which are forfeited before the restrictions lapse shall be available for issuance under the Plan. Notwithstanding the foregoing, neither (i) shares accepted by the Company in payment of the Exercise Price of any Option, if permitted under the terms of such Option, (ii) any shares withheld from a Participant, or delivered to the Company in satisfaction of required withholding taxes arising from Awards under the Plan, nor (iii) the difference between the total number of shares with respect to which a Stock Appreciation Right is Awarded and the number of shares actually delivered upon exercise of such Stock Appreciation Right shall be available for reissuance under the Plan.

5.    PARTICIPATION. The Committee may, from time to time, in its discretion grant Awards to Participants from among the officers (whether or not directors) other key employees of the Company and its subsidiaries.

6.    GRANTS OF OPTIONS. The Committee is hereby authorized to grant Awards of Options to Participants. The terms and conditions of each Option shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a)    Number of Shares. The maximum number of Options that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant as Options shall be 200,000 shares.

(b)    Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of Stock on the date such Option is granted.

(c)    Payment. The Exercise Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Upon exercise, the aggregate Exercise Price shall be payable in the manner provided by the applicable Award Agreement, which may include, without limitation payment in the form of: (i) cash equal to such aggregate Exercise Price, (ii) shares of Stock owned by the Participant having a Fair Market Value at least equal to such aggregate Exercise Price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate Exercise Price.

(d)    Stockholder Rights. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if a Participant exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 6(d) prior to any dividend record date, such Participant shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date.

(e)    Term of Option; Exercise.  The Committee may designate the term of an Option in the Award Agreement, provided that the term shall not exceed ten years. During such term, an Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

(f)    Limitations Applicable to Incentive Stock Options. It is intended that Incentive Stock Options shall conform to the requirements of Sections 422 and 424 of the Code. To the extent that the aggregate Fair Market Value of the Stock, with respect to which Incentive Stock Options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered Non-Qualified Stock Options. Notwithstanding anything in the Plan to the contrary, any Incentive Stock Option awarded to any Participant who, at the time of the Award, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an Exercise Price per share of not less than 110% of the Fair Market Value of the Stock on the date the Incentive Stock Option is granted.

7.    GRANTS OF STOCK APPRECIATION RIGHTS.  The Committee is hereby authorized to grant Awards of Stock Appreciation Rights to Participants. The terms and conditions of each Stock Appreciation Right shall be set forth in a Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a)    Number of shares. The maximum number of Stock Appreciation Rights that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant as Stock Appreciation Rights shall be 200,000 shares

(b)    Exercise Price. The Exercise Price of a Stock Appreciation Right shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Stock Appreciation Right is granted.

(c)    Term; Exercise. The Committee may designate the term of a Stock Appreciation Right in the Award Agreement, provided that the term shall not exceed ten years. During such term, a Stock Appreciation Right shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

(d)    Tandem Awards. Stock Appreciation Rights may be awarded on a stand alone basis or in tandem with an Option. Notwithstanding any other provision of this Plan, any Stock Appreciation Right awarded in tandem with an Option:

(i)    shall entitle the Participant to exercise all or a portion of the Stock Appreciation Right in lieu of all or a portion of the Option,

(ii)    shall vest and expire on the same dates as the underlying Option and shall utilize the same Exercise Price as the underlying Option, and

(iii)    may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights granted in tandem with an Option shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

(e)    Settlement of Stock Appreciation Right. Stock Appreciation Rights will be settled in fully vested shares of Stock, as specified in the Award Agreement.

8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants. The terms and conditions of each Award of Restricted Stock or Restricted Stock Units shall be set forth in a Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a)    Restriction Period. The Committee shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of Restricted Stock or Restricted Stock Units, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among Participants. Award Agreements for Restricted Stock and Restricted Stock Units shall provide for forfeiture of Stock covered thereby to the extent the Restricted Stock or Restricted Stock Units do not vest during the restricted period specified in the Award Agreement, except as the Committee may otherwise determine in the Award Agreement.

(b)    Stockholder Rights. A Participant receiving Restricted Stock shall be entitled the rights of a stockholder with respect to such Restricted Stock, including the right to receive dividends and vote shares of Restricted Stock. The Committee may determine in the applicable Award Agreement whether and to what extent the recipient of Restricted Stock Units has the rights of a stockholder of the Company including, but not limited to, whether the Participant receiving the Award has the right to vote the shares or to receive dividends or dividend equivalents.

(c)    Number of Shares. The maximum number of shares of Restricted Stock or Restricted Stock Units that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant shall be 100,000 shares

(d)    Acceleration of Vesting. Notwithstanding the restrictions imposed on an Award of Restricted Stock or Restricted Stock Units as set forth in any Award Agreement, the Committee may shorten the applicable restriction period or waive any restrictions set forth therein, if the Committee concludes that it is in the best interests of the Company to do so.

9. OTHER AWARDS. The Committee may, in its sole discretion, grant Awards of Stock, including fully vested Stock, and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Awards. Other Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares. Subject to the other terms of the Plan, Other Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. The maximum amount that may be awarded, for Awards which are intended to qualify under Section 162(m), during a calendar year to a Participant as an Other Award shall be 100,000 shares.

10.    ADJUSTMENT IN EVENT OF CHANGE IN STOCK. Subject to Section 11, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company's capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and Exercise Price of shares subject to outstanding Options and Stock Appreciation Rights and the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that to the extent permitted in the case of Incentive Stock Options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Exercise Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the optionee's proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Exercise Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)

(3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 10, any new shares or units issued to a recipient of a Restricted Stock award shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

11.    EFFECT OF A CHANGE OF CONTROL. Except to the extent reflected in a particular Award Agreement, in the event of a Change of Control:

(a)    notwithstanding any vesting schedule, or any other limitation on exercise or vesting, (i) all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the shares or rights subject thereto, (ii) the restrictions shall expire immediately with respect to all shares of Restricted Stock and (iii) all Restricted Stock Units shall vest and the shares of Stock subject to such Restricted Stock Units shall be delivered; and

(b)    the Committee may, in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Company Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

12.    RESTRICTIONS ON TRANSFER.

(a)    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

(b)    Awards other than Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

13.    AMENDMENT AND DISCONTINUANCE.

(a)    The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 11), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Exercise Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code.

(b)    No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

(c)    Notwithstanding anything herein to the contrary, the Company shall not, without stockholder approval, reduce the Exercise Price of any Option or Stock Appreciation Right and shall not exchange any Option or Stock Appreciation Right for a new Award with a lower (or no) Exercise Price or for cash.

14.    EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board of Directors of the Company on February 7, 2013, and initially approved by stockholders on May 8, 2013, and became effective on May 8, 2013. No Option or Stock Appreciation Right may be granted and no Restricted Stock may be awarded under the Plan after February 6, 2023.

15.    TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, with a Fair Market Value in the amount of all federal, state or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in Stock, the Participant or Permitted Transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company's Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the optionee elects to make payment in such manner.

16.    CONSTRUCTION AND CONDITIONS. The Plan and all Benefits provided hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable.

17.      QUALIFYING PERFORMANCE CRITERIA. Any Award may be made subject to the satisfaction of the following “Qualifying Performance Criteria”, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity or tangible equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or tangible assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) customer satisfaction, (r) asset quality, (s) growth in loans and/or deposits, (t) operating efficiencies; (u) allowance for loan losses; (v) the ratio of non-performing loans to total loans; (w) the ratio of past due loans greater than 90 days and non-accruals to total loans; (x) the ratio of net charge-offs to average loans; (y) after tax operating income; and (z) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures.  The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Standards Codification (ASC) 225-20 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

18.    NO CONTRACT CREATED. Neither the existence of the Plan nor the grant of Benefit pursuant to the Plan shall create in any Participant the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or employee with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the employee.

Approved by the Board of Directors on the 7th day of February, 2013.

ENTERPRISE FINANCIAL SERVICES CORP 150 NORTH MERAMEC CLAYTON, MO 63105

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ENTERPRISE FINANCIAL SERVICES CORP
The Board of Directors recommends you vote FOR the following:
Vote on Directors
1	Election of Directors
	Nominees:
	1)	Peter F. Benoist	7)	Judith S. Heeter
	2)	James J. Murphy, Jr.	8)	Lewis A. Levey
	3)	Michael A. DeCola	9)	Birch M. Mullins
	4)	William H. Downey	10)	Brenda D. Newberry
	5)	John S. Eulich	11)	John M. Tracy
	6)	Robert E. Guest, Jr.	12)	Sandra A. Van Trease

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR proposals 3 and 5 and FOR “1 Year” for proposal 4 and the Audit Committee recommends you vote FOR proposal 2:
			For	Against	Abstain
2	Proposal A, ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm.		☐	☐	☐
			For	Against	Abstain
3	Proposal B, an advisory (non-binding) vote to approve our executive compensation.		☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
4	Proposal C, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐
			For	Against	Abstain
5	Proposal D, approval of the 2013 Stock Incentive Plan.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Signature (Joint Owners)
Date	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K is/are available at www.proxyvote.com.

ENTERPRISE FINANCIAL SERVICES CORP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 8, 2013 – 4:00 p.m.
975 North Warson Road
St. Louis, MO 63132

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Peter F. Benoist and James J. Murphy, Jr., or any of them, each with full power of substitution, as proxies to vote all shares of Enterprise Financial Services Corp common stock that the stockholder(s) would be entitled to vote on all matters that properly come before the 2013 Annual Meeting and at any adjournment or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the stockholder(s) on the reverse side of this proxy card. If this Proxy card is signed and returned by the stockholder(s) and no specifications are indicated, the proxies are authorized to vote “FOR” the election of all nominees as unanimously recommended by the Board of Directors of Enterprise Financial Services Corp. Absent specific instructions with respect to cumulative voting, the appointed proxies will have full discretionary authority to vote cumulatively among all, or less than all, nominees and to allocate such votes among all, or less than all, of such nominees (other than nominees with respect to whom such authority has been withheld) in the manner the Board of Directors shall recommend, or otherwise in the proxies discretion. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2013 Annual Meeting and at any adjournments or postponements.

SHARES HELD IN THE EFSC INCENTIVE SAVINGS PLAN

This proxy is also to be used by current or former employees of the Company or its subsidiaries who have allocated investment funds to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan (the “Savings Plan”) to give voting instructions to the Savings Plan trustees. This proxy, when properly executed and delivered prior to 11:59 p.m. on May 3, 2013, will be voted by the Savings Plan trustees as directed.

 (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)